SECTION 16 REPORTS CONFIRMING STATEMENT

This statement confirms that the undersigned, DOUGLAS DIX ABBEY, has authorized and designated RICHARD A. BAYER and/or MADONNA R. SHANNON (the "Agents") to execute and file on the undersigned's behalf the Form ID and all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U. S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of THE MACERICH COMPANY (the "Corporation").

The authority of the Agents under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of the Corporation, unless earlier revoked in writing. The undersigned acknowledges that the Agent is not assuming any of the undersigned's responsibilities to comply with Section 6 of the Securities Exchange Act of 1934.

Date: June 28, 2010

Signature: /s/ Douglas Dix Abbey
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           Douglas Dix Abbey